Exhibit 99.1

Ideal Power Reports Second Quarter 2022 Financial Results

AUSTIN, TX – August 15, 2022 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its second quarter ended June 30, 2022.

“We delivered initial packaged and tested B-TRAN™ devices to Diversified Technologies, Inc. (DTI), our Naval Sea Systems Command (NAVSEA) program collaboration partner, in preparation for a full-scale medium voltage direct current (MVDC) circuit breaker demonstration. We also added commercial and university participants to our test and evaluation program and released our new driver design for fabrication to support program participants. In addition, we completed the qualification of a world-class packaging firm for volume production. Our talented, energized team remains focused on execution of our commercialization strategy toward our objective of introducing our first commercial product by year end,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power.

Key Second Quarter and Recent Operational Highlights

•	Under the NAVSEA program, delivered initial B-TRAN™ devices to DTI. The packaged devices were tested prior to shipment and demonstrated the very low conduction losses predicted by prior internal and third-party simulations. DTI will incorporate packaged B-TRAN™s into a full-scale MVDC circuit breaker. Ideal Power is on track to complete its deliveries of additional B-TRAN™ devices later this year and will continue to provide program support through the demonstration of the B-TRAN™ enabled direct current (DC) solid-state circuit breaker (SSCB).

•	Added participants to the roster of B-TRAN™ test and evaluation program, including:

o	a non-domestic designer and manufacturer of grid solutions interested in evaluating B-TRAN™ for SSCBs and other grid applications;

o	a well-established domestic aerospace and defense systems integrator interested in evaluating B-TRAN™ for SSCBs; Ideal Power and this integrator are jointly pursuing additional government grants for B-TRAN™ based demonstrations; and

o	two universities evaluating B-TRAN™ for electric vehicle charging applications.

•	Completed testing of the latest generation B-TRAN™ driver and began fabrication of this driver to support the test and evaluation program.

•	Completed the qualification of a world-class packaging firm to transition to a new packaging concept for volume production. Ideal Power now has qualified both a domestic and a non-domestic packaging firm.

•	Engaged a third-party firm to conduct long-term reliability testing of B-TRAN™ devices, involving tens of thousands of power cycles to assess the mechanical integrity of the design.

•	B-TRAN™ Patent Estate: Currently at 69 issued B-TRAN™ patents with 30 of those issued outside of the United States and 23 pending B-TRAN™ patents. In April, Ideal Power was issued its first patent in India. Geographic coverage of the patent portfolio now includes North America, China, Japan, South Korea, India and Europe.

Second Quarter and 2022 Financial Results

•	Grant revenue was $50,978 in the second quarter of 2022 compared to $ 84,705 in the second quarter of 2021.

•	Operating expenses in the second quarter of 2022 were $1.7 million compared to $1.3 million in the second quarter of 2021.

•	Net loss in the second quarter of 2022 was $1.7 million compared to $1.2 million in the second quarter of 2021.

•	Cash used in operating and investing activities in first quarter 2022 was $1.7 million compared to $1.4 million in the first quarter of 2022 and $1.1 million in second quarter 2021.

•	Cash and cash equivalents totaled $20.0 million at June 30, 2022.

•	Ideal Power had no long-term debt outstanding at June 30, 2022.

Second Quarter 2022 Conference Call Details

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Monday, August 15, 2022
Time:	4:30 p.m. EDT, 1:30 p.m. PDT
Toll-free dial-in number:	1-877-270-2148
International dial-in number:	1-412-902-6510

Please ask to be joined to the Ideal Power call.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at https://event.choruscall.com/mediaframe/webcast.html?webcastid=L5H14RvI via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Monday, August 15, 2022, through Thursday, September 15, 2022.

Toll Free Replay Number:	1-877-344-7529
International Replay Number:	1-412-317-0088
Replay ID:	5521580

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding our plans to complete deliveries of B-TRAN™ devices to DTI by year end, introduce our first commercial product by year end and to continue to provide program support through the demonstration of the B-TRAN™ enabled DC SSCB. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners and our continued success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

Balance Sheets

(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$20,020,712	$23,170,149
Accounts receivable, net	147,162	233,262
Prepayments and other current assets	261,949	43,900
Total current assets	20,429,823	23,447,311

Property and equipment, net	53,265	56,158
Intangible assets, net	2,037,412	2,055,650
Right of use asset	278,388	307,172
Other assets	11,189	11,189
Total assets	$22,810,077	$25,877,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,764	$130,500
Accrued expenses	499,024	353,507
Current portion of lease liability	61,688	58,864
Total current liabilities	578,476	542,871

Long-term lease liability	236,195	267,584
Other long-term liabilities	877,778	917,100
Total liabilities	1,692,449	1,727,555

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,905,118 shares issued and 5,903,797 shares outstanding at June 30, 2022 and 5,893,767 shares issued and 5,892,446 shares outstanding at December 31, 2021	5,905	5,894
Additional paid-in capital	104,625,648	104,063,321
Treasury stock, at cost, 1,321 shares at June 30, 2022 and December 31, 2021	(13,210)	(13,210)
Accumulated deficit	(83,500,715)	(79,906,080)
Total stockholders’ equity	21,117,628	24,149,925
Total liabilities and stockholders’ equity	$22,810,077	$25,877,480

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Grant revenue	$50,978	$84,705	$175,986	$326,766
Cost of grant revenue	50,978	84,705	175,986	326,766
Gross profit	—	—	—	—

Operating expenses:
Research and development	728,383	560,693	1,556,930	821,573
General and administrative	734,637	603,518	1,587,586	1,204,204
Sales and marketing	233,152	112,033	452,581	174,611
Total operating expenses	1,696,172	1,276,244	3,597,097	2,200,388

Loss from operations	(1,696,172)	(1,276,244)	(3,597,097)	(2,200,388)

Other income:
Interest income (expense), net	6,178	(1,856)	2,462	(1,862)
Gain on forgiveness of long-term debt	—	91,407	—	91,407
Total other income	6,178	89,551	2,462	89,545

Net loss	$(1,689,994)	$(1,186,693)	$(3,594,635)	$(2,110,843)

Net loss per share – basic and diluted	$(0.27)	$(0.19)	$(0.58)	$(0.37)

Weighted average number of shares outstanding – basic and diluted	6,157,625	6,125,874	6,156,495	5,737,109

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,594,635)	$(2,110,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	89,051	70,343
Write-off of capitalized patents	—	528
Stock-based compensation	462,238	153,644
Stock issued for services	100,100	68,680
Gain on forgiveness of long-term debt	—	(91,407)
Decrease (increase) in operating assets:
Accounts receivable	86,100	37,916
Prepaid expenses and other assets	(189,265)	(57,663)
Increase (decrease) in operating liabilities:
Accounts payable	(112,736)	57,123
Accrued expenses and other liabilities	77,630	70,584
Net cash used in operating activities	(3,081,517)	(1,801,095)

Cash flows from investing activities:
Purchase of property and equipment	(12,248)	(32,919)
Acquisition of intangible assets	(55,672)	(112,100)
Net cash used in investing activities	(67,920)	(145,019)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	21,204,609
Exercise of options and warrants	—	3,301,226
Net cash provided by financing activities	—	24,505,835

Net increase (decrease) in cash and cash equivalents	(3,149,437)	22,559,721
Cash and cash equivalents at beginning of period	23,170,149	3,157,256
Cash and cash equivalents at end of period	$20,020,712	$25,716,977